Exhibit 32.1
Exhibit 32.1
Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Annual Report on Form 10-K of PLAYSTUDIOS, Inc. (the “Company”) for the year ended December 31, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Andrew Pascal, as Chief Executive Officer of the Company, and Scott Peterson, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of their knowledge:
1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Andrew Pascal
Name:	Andrew Pascal
Title:	Director, Chief Executive Officer
(Principal Executive Officer)
Date:	March 10, 2023

/s/ Scott Peterson
Name:	Scott Peterson
Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)
Date:	March 10, 2023
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to PLAYSTUDIOS, Inc. and will be retained by PLAYSTUDIOS, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.